Exhibit 99.1

News Release FOR IMMEDIATE RELEASE
For Information: Quynh McGuire Vice President, Investor Relations 412 227 2049 McGuireQT@koppers.com	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

Koppers Reports First Quarter 2025 Results;

Maintains 2025 outlook for adjusted ebitda and eps

•
Sales of $456.5 Million vs. $497.6 Million in Prior Year Quarter
•
Net (loss) income attributable to Koppers of $(13.9) Million vs. $13.0 Million in Prior Year Quarter
•
Diluted EPS of $(0.68) vs. $0.59 in Prior Year Quarter
•
Adjusted EPS of $0.71 vs. $0.62 in Prior Year Quarter
•
Adjusted EBITDA of $55.5 Million vs. $51.5 Million in Prior Year Quarter
•
Capital expenditures of $14.3 Million vs. $26.3 Million in Prior Year Quarter
•
Capital expenditures, net of insurance proceeds and sale of assets, of $10.0 Million vs. $25.8 Million in Prior Year Quarter

PITTSBURGH, May 9, 2025 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals, and carbon compounds, today reported its first quarter of 2025 results.

	Three Months Ended March 31,
(Dollars in millions, except per share amounts)	2025	2024	Change	% Change
Net sales	$456.5	$497.6	$(41.1)	-8.3%
Net (loss) income attributable to Koppers	$(13.9)	$13.0	$(26.9)	-206.9%
Adjusted net income attributable to Koppers(1)	$14.6	$13.6	$1.0	7.4%
Diluted (loss) earnings per share (EPS)	$(0.68)	$0.59	$(1.27)	-215.3%
Adjusted earnings per share(1)	$0.71	$0.62	$0.09	14.5%
Adjusted EBITDA(1)	$55.5	$51.5	$4.0	7.8%
(1)
Non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and reconciliations to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

Chief Executive Officer Leroy Ball said, “While volumes got off to a soft start to begin the year, the early returns from our cost reduction measures more than offset the impact from lower sales. Better pricing and lower costs in our Railroad and Utility Products and Services (RUPS) segment and better overall operating performance and lower costs in our Carbon Materials and Chemicals (CMC) business more than offset the negative impact from lower sales volumes in Performance Chemicals (PC). The result was one of our stronger first quarters from a profitability perspective, specifically RUPS and CMC, which is a positive sign of the potential for even greater improvement when demand improves from the current lower run rate.”

First Quarter Financial Performance

	Three Months Ended March 31,
	2025	2024	Change	% Change
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$235.0	$225.1	$9.9	4.4%
Performance Chemicals	120.9	150.1	(29.2)	-19.5%
Carbon Materials and Chemicals	100.6	122.4	(21.8)	-17.8%
Total	$456.5	$497.6	$(41.1)	-8.3%
Adjusted EBITDA:
Railroad and Utility Products and Services	$25.5	$17.7	$7.8	44.1%
Performance Chemicals	20.1	29.8	(9.7)	-32.6%
Carbon Materials and Chemicals	9.9	4.0	5.9	147.5%
Total(1)	$55.5	$51.5	$4.0	7.8%
Adjusted EBITDA margin as a percentage of GAAP sales:
Railroad and Utility Products and Services	10.9%	7.9%	3.0%	38.0%
Performance Chemicals	16.6%	19.9%	-3.3%	-16.6%
Carbon Materials and Chemicals	9.8%	3.3%	6.5%	197.0%
(1)
Non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and reconciliations to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

•
RUPS net sales increased largely due to higher volumes from Class I crosstie customers, $4.6 million of price increases across most products, a nine percent increase in the volume of domestic utility poles, driven by the acquisition of Brown Wood, and increased activity in the railroad bridge services business. These increases were partly offset by lower volumes in the commercial crosstie business. Adjusted EBITDA increased due to higher sales and a $2.2 million benefit from lower operating expenses in the crossties business, partly offset by $2.5 million of higher raw material and allocated selling, general and administrative expenses.
•
PC net sales decreased primarily due to 21.5 percent lower volumes of residential and industrial preservatives in the Americas due mostly to a market share shift in the U.S., along with reduced volumes due to weather. Foreign currency changes compared to the prior year period from international markets had an unfavorable impact on sales of $2.4 million in the current year period. Adjusted EBITDA decreased due to the net decrease in sales and higher raw material costs, partly offset by $3.7 million of lower logistics and selling, general and administrative expenses, particularly in North America.
•
CMC net sales decreased mainly due to $10.8 million of volume decreases for phthalic anhydride as the company ramped down production of that product and lower sales prices for carbon pitch, where prices were down approximately eight percent globally. The decreases in carbon pitch prices were driven by market dynamics, particularly in Australasia. Foreign currency changes compared to the prior year period from international markets had an unfavorable impact on sales of $2.3 million in the current year period. Adjusted EBITDA increased due to $7.0 million of lower raw material and allocated selling, general and administrative expenses, particularly in North America, and a favorable sales mix, along with improved plant performance as a result of a plant outage in North America in the prior year period, partly offset by price decreases.
•
Operating cash flow for the first quarter was $(22.7) million, compared with $(12.3) million in the prior year quarter. In the first quarter of 2025, the company paid $13.9 million related to the termination of its largest U.S. qualified pension plan.

2025 Outlook

After considering the current competitive environment, global economic conditions, as well as the ongoing uncertainty associated with geopolitical and supply chain challenges, Koppers is updating its sales forecast to be approximately $2.0 billion to $2.2 billion, compared with $2.17 billion previously. The company expects to benefit from continued savings from its cost reduction initiatives and assuming no significant pull-back in demand and that the impact of tariffs can be mitigated as expected, including any impact on the efficiency of copper hedges, Koppers is maintaining its 2025 financial goals for adjusted EBITDA of approximately $280 million, adjusted EPS of $4.75 per share and operating cash flow of $150 million.

	2025 Forecast	2024 Actual
Net sales	$2.0 - $2.2 billion	$2.09 billion
Adjusted EBITDA	$280 million	$261.6 million
Effective tax rate	28%	26%
Adjusted EPS	$4.75	$4.11
Operating cash flow	$150 million	$119.4 million
Capital expenditures	$65 million	$77.4 million

The forecasted operating cash flow includes any impact from planned pension terminations and other special items. The company completed the termination of its largest U.S. qualified pension plan in February 2025, which required additional funding of $1.6 million in 2024 and $13.9 million in 2025.

Commenting on the revised forecast, Mr. Ball said, “Despite the economic uncertainty and softer demand experienced thus far in the early part of this year, I remain cautiously optimistic that we can achieve our previously communicated adjusted earnings per share guidance of $4.75 for the year. The comprehensive assessment we conducted on the overall organization in the first quarter has uncovered a wealth of opportunity to improve profitability and we have already begun taking actions. Through the momentum generated by these measures, some of which have already been put into motion, I believe we can secure a buffer to offset any prevailing headwinds.”

Koppers does not provide reconciliations of guidance for adjusted EBITDA and adjusted EPS to comparable GAAP measures, in reliance on the unreasonable efforts exception. Koppers is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include, but are not limited to, restructuring and impairment charges, acquisition-related costs, mark-to-market commodity hedging, and LIFO adjustments that are difficult to forecast for a GAAP estimate and may be significant. Forward-looking statements, including the guidance above, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those set forth above. Please see the “Safe Harbor Statement” below for more information.

Investor Conference Call and Webcast

Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss the company’s results for the first quarter of 2025. Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast toll free by dialing 833-366-1128 in the United States and Canada, or 412-902-6774 for international, Conference ID number 10196743. Participants are requested to access the call at least five minutes before the scheduled start time to complete a brief registration. The conference call will be broadcast live on www.koppers.com and can also be accessed here.

An audio replay will be available approximately two hours after the completion of the call at 877-344-7529 for U.S. toll free, 855-669-9658 for Canada toll free, or 412-317-0088 for international, using replay access code 9746835. The recording will be available for replay through August 9, 2025.

###

About Koppers

Koppers (NYSE: KOP) is an integrated global provider of essential treated wood products, wood preservation technologies and carbon compounds. Our team of 2,100 employees create, protect and preserve key elements of our global infrastructure – including railroad crossties, utility poles, outdoor wooden structures, and production feedstocks for steel, aluminum and construction materials, among others – applying decades of industry-leading expertise while constantly innovating to anticipate the needs of tomorrow. Together we are providing safe and sustainable solutions to enable rail transportation, keep power flowing, and create spaces of enjoyment for people everywhere. Protecting What Matters, Preserving The Future. Learn more at Koppers.com.

Inquiries from the media should be directed to Ms. Jessica Franklin Black at BlackJF@koppers.com or 412-227-2025. Inquiries from the investment community should be directed to Ms. Quynh McGuire at McGuireQT@koppers.com or 412-227-2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Koppers believes that adjusted EBITDA, adjusted net income attributable to Koppers, and adjusted earnings per share provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons between periods. The exclusion of certain items permits evaluation and a comparison between periods of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance. In addition, the Board of Directors and executive management team use adjusted EBITDA as a performance measure under the company’s annual incentive plans and for certain performance share units granted to management.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure. Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release: Unaudited Reconciliation of Net Income to Adjusted EBITDA and Unaudited Reconciliations of Net Income Attributable to Koppers to Adjusted Net Income Attributable to Koppers and Diluted Earnings Per Share and Adjusted Earnings Per Share.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties.

All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plan,” “potential,” “intend,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding future dividends, expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, cost reduction efforts, product introduction or expansion, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.

Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things, availability of and fluctuations in the prices of key raw materials, including coal tar, lumber and scrap copper; the impact of changes in commodity prices, such as oil, copper and chemicals, on product margins; the extent of the dependence of certain of our businesses on certain market sectors and customers; economic, political and environmental conditions in international markets, including governmental changes, tariffs, restrictions on trade and restrictions on the ability to transfer capital across countries; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; unexpected business disruptions; potential delays in timing or changes to expected benefits from cost reduction efforts; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; capital market conditions, including interest rates, borrowing costs and foreign currency rate fluctuations; disruptions and inefficiencies in the supply chain; changes in laws; the impact of environmental laws and regulations; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

KOPPERS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in millions, except share and per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Net sales	$456.5	$497.6
Cost of sales	350.7	401.4
Depreciation and amortization	18.0	16.1
Selling, general and administrative	41.1	45.5
Impairment and restructuring	20.0	0.0
(Gain) on sale of assets	(0.3)	0.0
Operating profit	27.0	34.6
Other income (loss), net	1.4	(0.1)
Interest expense	16.6	17.1
Loss on pension settlement	29.0	0.0
(Loss) income before income taxes	(17.2)	17.4
Income tax provision	(3.3)	4.4
Net (loss) income	(13.9)	13.0
Net income attributable to noncontrolling interests	0.0	0.0
Net (loss) income attributable to Koppers	$(13.9)	$13.0
(Loss) earnings per common share attributable to Koppers common shareholders:
Basic	$(0.68)	$0.61
Diluted	$(0.68)	$0.59
Weighted average shares outstanding (in thousands):
Basic	20,369	21,066
Diluted	20,369	21,909

KOPPERS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions, except share and per share amounts)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$33.3	$43.9
Accounts receivable, net of allowance of $7.0 and $6.9	204.8	191.8
Inventories, net	403.4	404.6
Derivative contracts	6.1	1.5
Other current assets	44.2	38.8
Total current assets	691.8	680.6
Property, plant and equipment, net of accumulated depreciation of $519.0 and $494.4	655.0	660.8
Goodwill	317.7	317.1
Intangible assets, net	115.2	119.0
Operating lease right-of-use assets	87.5	89.8
Deferred tax assets	8.3	8.4
Other assets	15.3	14.5
Total assets	$1,890.8	$1,890.2
Liabilities
Accounts payable	$148.2	$179.1
Accrued liabilities	82.4	115.1
Current operating lease liabilities	26.7	26.7
Current maturities of long-term debt	4.9	4.9
Total current liabilities	262.2	325.8
Long-term debt	975.9	925.9
Operating lease liabilities	61.7	64.4
Accrued postretirement benefits	13.9	14.9
Deferred tax liabilities	35.1	25.9
Other long-term liabilities	43.7	44.3
Total liabilities	1,392.5	1,401.2
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	0.0	0.0
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 26,119,526 and 25,761,084 shares issued	0.3	0.3
Additional paid-in capital	324.1	317.2
Retained earnings	474.5	490.3
Accumulated other comprehensive loss	(83.3)	(120.6)
Treasury stock, at cost, 6,116,392 and 5,480,230 shares	(217.6)	(198.5)
Total Koppers shareholders’ equity	498.0	488.7
Noncontrolling interests	0.3	0.3
Total equity	498.3	489.0
Total liabilities and equity	$1,890.8	$1,890.2

KOPPERS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

	Three Months Ended
	March 31,
	2025	2024
Cash provided by (used in) operating activities:
Net (loss) income	$(13.9)	$13.0
Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization	18.0	16.1
Depreciation in impairment and restructuring	12.2	0.0
Stock-based compensation	6.6	5.4
Change in derivative contracts	(9.1)	(1.8)
Non-cash interest expense	0.9	0.8
(Gain) loss on sale of assets	(0.6)	0.1
Insurance proceeds	(2.2)	(0.5)
Deferred income taxes	0.3	0.5
Pension settlement	29.0	0.0
Change in other liabilities	4.0	(3.8)
Other - net	(1.5)	(0.8)
Changes in working capital:
Accounts receivable	(11.1)	(18.2)
Inventories	4.0	(8.2)
Accounts payable	(32.8)	(4.3)
Accrued liabilities	(24.3)	(9.0)
Other working capital	(2.2)	(1.6)
Net cash used in operating activities	(22.7)	(12.3)
Cash (used in) provided by investing activities:
Capital expenditures	(14.3)	(26.3)
Insurance proceeds	2.2	0.5
Sale of assets	2.1	0.0
Divestiture of KCCC	(7.6)	0.0
Net cash used in investing activities	(17.6)	(25.8)
Cash provided by (used in) financing activities:
Borrowings of credit facility	144.4	190.7
Repayments of credit facility	(94.1)	(160.8)
Repayments of long-term debt	(1.2)	(2.0)
Issuances of Common Stock	0.3	3.5
Repurchases of Common Stock	(19.1)	(6.9)
Dividends paid	(1.6)	(1.5)
Net cash provided by financing activities	28.7	23.0
Effect of exchange rate changes on cash	1.0	(2.4)
Net decrease in cash and cash equivalents	(10.6)	(17.5)
Cash and cash equivalents at beginning of period	43.9	66.5
Cash and cash equivalents at end of period	$33.3	$49.0

UNAUDITED SEGMENT INFORMATION

(Dollars in millions)

	Three Months Ended
	March 31,
	2025	2024
Net sales:
Railroad and Utility Products and Services	$235.0	$225.1
Performance Chemicals	120.9	150.1
Carbon Materials and Chemicals	100.6	122.4
Total	$456.5	$497.6
Adjusted EBITDA:
Railroad and Utility Products and Services	$25.5	$17.7
Performance Chemicals	20.1	29.8
Carbon Materials and Chemicals	9.9	4.0
Total(1)	$55.5	$51.5
Adjusted EBITDA margin as a percentage of GAAP sales:
Railroad and Utility Products and Services	10.9%	7.9%
Performance Chemicals	16.6%	19.9%
Carbon Materials and Chemicals	9.8%	3.3%

(1)
The tables below describe the adjustments to arrive at adjusted EBITDA.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Dollars in millions)

	Three Months Ended
	March 31,
	2025	2024
Net (loss) income	$(13.9)	$13.0
Interest expense	16.6	17.1
Depreciation and amortization	18.0	16.1
Income tax provision	(3.3)	4.4
Sub-total	17.4	50.6
Adjustments to arrive at adjusted EBITDA:
LIFO (benefit) expense(1)	(1.8)	2.6
Impairment, restructuring and plant closure costs	20.0	0.0
(Gain) on sale of assets	(0.3)	0.0
Mark-to-market commodity hedging gains	(9.1)	(1.7)
Amortization of cloud-based software implementation costs	0.3	0.0
Loss on pension settlement	29.0	0.0
Total adjustments	38.1	0.9
Adjusted EBITDA	$55.5	$51.5

(1)
The LIFO expense adjustment removes the entire impact of LIFO and effectively reflects the results as if we were on a FIFO inventory basis.

UNAUDITED RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO KOPPERS TO

ADJUSTED NET INCOME ATTRIBUTABLE TO KOPPERS AND

DILUTED EARNINGS PER SHARE AND ADJUSTED EARNINGS PER SHARE

(Dollars in millions, except share and per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Net (loss) income attributable to Koppers	$(13.9)	$13.0
Adjustments to arrive at adjusted net income:
LIFO (benefit) expense(1)	(1.8)	2.6
Impairment, restructuring and plant closure costs	20.0	0.0
(Gain) on sale of assets	(0.3)	0.0
Mark-to-market commodity hedging gains	(9.1)	(1.7)
Amortization of cloud-based software implementation costs	0.3	0.0
Loss on pension settlement	29.0	0.0
Total adjustments	38.1	0.9
Adjustments to income tax and noncontrolling interests:
Income tax on adjustments to pre-tax income	(9.6)	(0.3)
Effect on adjusted net income	28.5	0.6
Adjusted net income attributable to Koppers	$14.6	$13.6
Diluted weighted average common shares outstanding (in thousands)	20,660	21,909
Diluted (loss) earnings per share	$(0.68)	$0.59
Adjusted earnings per share	$0.71	$0.62
(1)
The LIFO expense adjustment removes the entire impact of LIFO and effectively reflects the results as if we were on a FIFO inventory basis.